Exhibit 10.4

DATE:	December 18, 2009

SUBORDINATION AGREEMENT

The undersigned is a creditor (the “Creditor”) of Primoris Services Corporation, a Delaware corporation (the “Company”).  In consideration of loans made or to be made, credit given or to be given, or other financial accommodations afforded or to be afforded to the Company, on such terms as may be agreed upon between THE PRIVATEBANK AND TRUST COMPANY (the “Bank”) and the Company, the Creditor agrees that all monetary obligations of the Company to the Creditor except for (i) wages earned and (ii) other payments (such as reimbursements and appropriate bonuses) to be made in the ordinary course of the Company’s business and (iii) all obligations of the Company under the Membership Interest Purchase Agreement by and among the Company, the undersigned and other Sellers dated effective October     , 2009 (the “Purchase Agreement”) except as evidenced by the Promissory Note (collectively, except for the excluded items described in (i), (ii) and (iii) above, the “Subordinated Indebtedness”) now existing or hereafter arising and howsoever evidenced or acquired (the aggregate principal amount of such Subordinated Indebtedness as of the date hereof being that amount outstanding pursuant to that certain Promissory Note, in form attached hereto as EXHIBIT A, in the face amount of fifty-three million five hundred thousand Dollars ($53,500,000) (the “Promissory Note”) of the Company payable to the Creditor) shall be and remain junior and subordinate to any and all obligations of the Company to the Bank (“Superior Indebtedness”) now existing or hereafter arising, whether direct or indirect, secured or unsecured, absolute or contingent, joint and several, and howsoever owned, or acquired.

Without limiting the generality of the foregoing, the Creditor further agrees with the Bank as follows:

1(a).        Except as provided in Section 1(b), so long as there is any “Default”, whether technical or monetary, on any Superior Indebtedness no payment of principal or interest (notwithstanding the expressed maturity or any time for the payment of principal on the

Promissory Note) shall be made on the Promissory Note except with Bank’s prior written consent and the Creditor will take no steps, whether by suit or otherwise to compel or enforce the collection of the Promissory Note, nor will the Creditor use the Promissory Note by way of counterclaim, set off, recoupment or otherwise as to diminish, discharge or otherwise satisfy in whole or in part any indebtedness or liability of the Creditor to the Company.

1(b).        Upon the occurrence and continuance of any Event of Default under the Promissory Note, the Creditor shall not be entitled to accelerate outstanding obligations payable by the Company until 180 days after the date that the Event of Default was triggered.

1(c).        The Company may, however, pay scheduled principal (including scheduled prepayments of principal) and interest on the Promissory Note as outlined in paragraph #2 of the Promissory Note without obtaining written consent of the Bank, so long as no event of Default on Superior Indebtedness has occurred, or will occur as a result of such payment, and notwithstanding the provisions of Section 1(d) Creditor need not give Bank notice of such payments..

1(d).        The Creditor must provide the Bank with notice prior to a draw on the Subordinated Note.

2.             The Bank need not at any time give the Creditor notice of any kind of the creation or existence of any Superior Indebtedness, nor of the amount or terms thereof, all such notice being hereby expressly waived.  Also, the Bank may at any time from time to time, without the consent of or notice to the Creditor, without incurring responsibility to the Creditor, and without impairing or releasing the obligation of the Creditor under this agreement (i) renew, refund or extend the maturity of any Superior Indebtedness, or any part thereof, or otherwise revise, amend or alter the terms and conditions thereof, (ii) sell, exchange, release or otherwise deal with any property by whomsoever at any time pledged, mortgaged or otherwise hypothecated or subjected to a lien to secure any Superior Indebtedness, and (iii) exercise or refrain from exercising any rights against the Company and others, including the Creditor.

3.             The Creditor without prior written consent will not sell, assign, transfer, pledge or hypothecate any Subordinated Indebtedness, or any part thereof, or agree to discharge or forgiveness of the same so long as there remains any Superior Indebtedness except subject to and in accordance with the terms hereof and upon the agreement of the transferee or assignee to abide by and be bound by the terms hereof.

4.             The Bank shall provide the Creditor with immediate notice upon an Event of Default under the Superior Indebtedness.  Upon receipt of such notice, the Creditor shall not accept any payments from the Company on the Subordinated Indebtedness.  If the Company does make a payment to the Creditor in violation of the prohibition herein, all funds, the value of any property and any benefit received by the Creditor in connection with such payment shall be returned to the Company immediately upon demand by the Bank.

5.             The Creditor will cause all Subordinated Indebtedness to be at all times evidenced by the Promissory Note or notes of the Company and will cause all such notes to bear thereon a legend substantially as follows:

“The indebtedness evidenced by this Note is subordinate to any and all indebtedness, obligations and liabilities of the maker hereof to THE PRIVATEBANK AND TRUST COMPANY in the manner and to the extent set forth in that certain Subordination Agreement with said Bank dated December 18, 2009, to which reference is hereby made for a more full statement thereof.  The holder has agreed thereby without said Bank’s written consent not to sell, assign, transfer, pledge or hypothecate this Note.”

6.             This Subordination Agreement shall be continuing and binding until written notice of its discontinuance shall be actually received by you, and also shall continue to remain in full force and effect until all Superior Indebtedness created or existing prior to the receipt of such notice shall have been fully paid and satisfied.

Each and all of the promises herein contained shall be binding on the Creditor, his or her heirs, legal representatives and assigns, and shall inure to your benefit and the benefit of your successors and assigns.

CREDITOR:		BANK:

Michael D. Killgore		THE PRIVATEBANK AND TRUST COMPANY
As Sellers’ Representative
By:	/s/ Michael D. Killgore	By:	/s/ Steve Trepiccione
Its:

Primoris Services Corporation hereby acknowledges receipt of a copy of the above Subordination Agreement and agrees to be bound by the terms and provisions thereof, to make no payment or distribution contrary to the terms thereof and to do every other act and thing necessary or appropriate to be done or performed by it in order to carry out the terms of the Subordination Agreement.

Dated: December 18, 2009

PRIMORIS SERVICES CORPORATION

By:	/s/ Brian Pratt
Its:	CEO